Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

News Release	215.299.6000
fmc.com

For Release: Immediate

Media contact: Nicole Canning +1.215.299.5916

Nicole.Canning@fmc.com

Investor contact: Zack Zaki +1.215.299.5899

Zack.Zaki@fmc.com

FMC Corporation finalizes amendment to credit agreement

PHILADELPHIA, November 7, 2023 – FMC Corporation (NYSE:FMC) today finalized an expected amendment to its existing revolving credit agreement. The amendment raises the maximum leverage ratio covenant to 6.5 times immediately through June 30, 2024, after which the maximum leverage ratio will step down in increments to 3.75 times at September 30, 2025 and remain at that level thereafter. The interest coverage ratio covenant was similarly adjusted over this time period.

“We appreciate the unanimous support of our bank group and their recognition of the need for temporary covenant relief in light of the unprecedented downturn in the global crop protection market,” said Andrew Sandifer, FMC executive vice president and chief financial officer. “With today’s amendment, we now have ample headroom and duration that is well beyond what we believe will be required as we navigate the current challenges to free cash flow. We expect strong cash generation in 2024 which will be prioritized to paying down debt and delivering the dividend to shareholders.”

Additional details regarding the amendment are provided in the Form 8-K filed today. The company will provide further details on its financial outlook at its Investor Day on November 16.

About FMC

FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC’s innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers, crop advisers and turf and pest management professionals to address their toughest challenges economically while protecting the environment. With approximately 6,600 employees at more than 100 sites worldwide, FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn®.

Page 2/ FMC Corporation finalizes amendment to credit agreement

Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in reports or letters to FMC stockholders.

In some cases, FMC has identified these forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), the section captioned “Forward-Looking Information” in Part II of the 2022 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the Securities and Exchange Commission (“SEC”). Moreover, investors are cautioned to interpret many of these factors as being impacted as a result of the residual adverse impacts of COVID and governmental, business, and societal responses to COVID. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.

We specifically decline to undertake any obligation, and specifically disclaims any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.

###